                                                                      EXHIBIT 99


                                                              [STORAGE USA LOGO]

NEWS RELEASE
                                                     175 Toyota Plaza, Suite 700
                                                     Memphis, Tennessee  38103

                                            Contact:    Christopher P. Marr
                                                        Chief Financial Officer
                                                        (901) 252-2000


          STORAGE USA REPORTS THIRD QUARTER 2001 FFO PER SHARE OF $1.00

         MEMPHIS, Tennessee (October 31, 2001) - Storage USA, Inc. (NYSE:SUS) today announced the results of its third quarter ended September 30, 2001. Funds from operations for the quarter were $27,790,000 compared with funds from operations of $25,247,000 for the third quarter of 2000, an increase of 10.1%. Funds from operations per common share grew 7.5% on a diluted basis, from $0.93 per share for the third quarter of 2000 to $1.00 per share for the third quarter of 2001. This percentage growth on a per share basis reflects the dramatic increase in diluted shares relating to outstanding stock options as a result of the Company experiencing stock price appreciation of 30% over the last twelve months.

         Net income for the third quarter of 2001 was $18,538,000 compared with net income of $16,888,000 for the third quarter of 2000, an increase of 9.8%. Net income per common share grew 8.1% on a diluted basis, from $0.62 per share for the third quarter of 2000 to $0.67 per share for the third quarter of 2001.

         During the third quarter, net operating income of the Company's 372 same-store facilities increased by 5.0%, as a result of revenue growth of 5.7% and a 7.3% increase in operating expenses. The revenue growth was the result of an increase in realized rents of 6.4% while maintaining physical occupancy at 86% during both periods. The expense growth was primarily driven by continued increases in electric utility costs and property and casualty insurance.

         Within the REIT, the Company placed in service one development and one expansion project for a total cost of approximately $5,859,000. The Company has three development projects under construction or in construction planning, which will add approximately 280,000 square feet. These projects have a remaining expected investment of $6,356,000. Expansions are also underway for 15 facilities, which will add approximately 328,000 square feet. These expansions have a remaining expected investment of $12,760,000. Expected completion dates for these development and expansion facilities range from the fourth quarter of 2001 through 2002. The dilution during the quarter from the Company's on-balance sheet development program was $0.04 per share compared with $0.03 per share of dilution during the third quarter of 2000.

         During the third quarter, five new franchised facilities received their certificates of occupancy and opened for business. At September 30, 2001, Storage USA Franchise Corp. had 69 franchised facilities open and operating with another 14 facilities currently in design and construction.

         On September 17, 2001, the Company amended its revolving line of credit with a group of commercial banks. Under the amended credit agreement, the Company can borrow up to $225 million at a spread over LIBOR of 115 basis points. The amended line of credit will mature on September 17, 2004 and does include a one-year extension option. On October 16, 2001, the Company amended its $40 million line of credit with First Tennessee Bank. The amended line of credit will mature on July 31, 2002.


                                    - more -

         On October 9, 2001, the Company paid a regular quarterly cash dividend of $0.71 per share to shareholders of record as of September 21, 2001.

                           FOURTH QUARTER DISPOSITIONS

         During October of 2001, the Company sold four properties located in North Carolina. The capitalization rate on the four-property portfolio was 8.8% and the $8.75 million of cash generated from the transaction was used to pay down the Company's line of credit.

                 ANTICIPATED FOURTH QUARTER 2001 SPECIAL CHARGES

         The Company is anticipating incurring during the fourth quarter of 2001, up to an additional $1,000,000 of legal and consulting charges relating to activities of the Special Committee of the Board of Directors. The formation and purpose of the Special Committee has been discussed in other Company press releases.

                                FINANCIAL OUTLOOK

         The Company experienced a significant decrease in year over year net rentals for the month of September in its east coast markets. In these markets, the Company had 1,097 less rentals in September of 2001 versus September 2000. Vacates during the same period declined 391 units resulting in a decrease in net rentals of 706 units. Even though the Company has experienced positive net rental growth for the first half of October compared to the prior year, it has not recovered the rentals lost in September and believes net rentals will be down from the prior year for most of the fourth quarter. Accordingly, the Company is anticipating same-store revenue growth in the 4.5% to 5.0% range during the fourth quarter of 2001 with expense growth moderating between 6.0% to 6.5%. When excluding the special charges noted above, the Company is anticipating general and administrative expenses to range between 5.5% to 6.0% of total revenues during the fourth quarter. With tempered expectations regarding property performance during the fourth quarter along with continued dilution from the Company's stock option program (due to the strong stock performance experienced during 2001), expectations regarding fourth quarter FFO per share have been negatively impacted. Accordingly, as of the date of this release, the Company believes, when excluding special charges, it can achieve FFO for the fourth quarter of 2001 of approximately $0.93 to $0.96 per share. When including the special charges, FFO for the fourth quarter of 2001 is expected to be approximately $0.90 to $0.93 per share.

         The Company is currently focusing on several initiatives that should have a positive impact on the Company's operating efficiency in 2002. Accordingly, even when considering the current economic environment, the Company believes that it can achieve FFO per share consistent with consensus estimates of $4.07 for fiscal year 2002. In connection with the Company's fourth quarter earnings release, details regarding the key assumptions and estimates supporting the financial outlook for 2002 as well as 2003 will be provided.


                                    - more -

                             ABOUT STORAGE USA, INC.

         Storage USA, Inc. is a fully integrated, self-administered and self-managed real estate investment trust, which is engaged in the management, acquisition, development, construction and franchising of self-storage facilities. As of September 30, 2001, the Company owned, managed and franchised 557 facilities containing 37,692,000 square feet in 32 states and the District of Columbia.

                           FORWARD-LOOKING STATEMENTS

         This release contains statements concerning Storage USA's beliefs, expectations and intentions, future events, future performance and business prospects, including prospects for and expected results of the financial performance of the Company (including, but not limited to levels of revenue and net rentals, expense and FFO growth) in the fourth quarter of 2001 and for the full year 2002, the Company's development, acquisition and expansion programs, the anticipated financial impact associated with activities of the Board of Directors' Special Committee and the impact of the Company's business strategies and policies on its financial results, which are forward-looking and are subject to certain risk and uncertainties. These risks and uncertainties could significantly affect anticipated results or events in the future, and actual results may differ materially from any forward-looking statements. In addition, these forward-looking statements are based upon variable assumptions and estimates. A change in any of these assumptions or estimates could materially change the results anticipated. The risks and uncertainties include, but are not limited to the following:

     - Changes in the economic conditions in the markets in which we operate, such as unexpected increases in supply and competition, unexpected changes in the financial resources of our customers, and unexpected increases in prevailing wage levels or in the amount the Company pays for insurance, taxes or utilities, could negatively impact our ability to raise rents and control expenses.
     - Competition for development or acquisition sites could drive up costs, making it unfeasible for us to develop or acquire properties in certain markets.
     - New development opportunities could be limited due to an inability to obtain zoning and other local approvals.
     - Construction costs and timing of a project may exceed our original estimates, resulting in reduced returns on investment and delayed realization of returns.
     - Historical performance of our development and expansion programs may not be repeated in new development and expansion activity.
     - Level of on-balance sheet development could exceed current expectations, resulting in higher than anticipated dilution to our earnings.
     - The Company may not be able to sell properties at prices originally anticipated, resulting in lower proceeds from sales of properties and delays, which could require us to modify plans that depend upon the availability of funds from dispositions.
     - The conditions affecting bank, debt and equity markets could change, increasing our cost of capital or reducing its availability on terms satisfactory to us, either of which could reduce our returns or restrict our growth.
     - The availability of sufficient capital to finance our business plan on satisfactory terms could decrease.
     - Unfavorable outcome(s) in the pending litigation described in the Company's 10-K for fiscal year 2000 and its 10-Q's for fiscal year 2001 could reduce our funds from operations.
     - Longer-term projections, including those for 2002 are necessarily less meaningful than those for the nearer term.


                                    - more -

         Additional risks and other risk factors are described in Storage USA's Form 10-K, particularly under the caption Forward-Looking Statements and Risk Factors and in the quarterly reports on Form 10-Q and Storage USA's other filings with the Securities and Exchange Commission. We are not obligated to update our forward-looking statements and we may not. Forward-looking statements that we do not update generally will become less meaningful over time.

                            QUARTERLY CONFERENCE CALL

      The Company's earnings conference call is scheduled for 12:00 p.m. Eastern on November 1, 2001. To dial into the call live on a listen-only basis, dial 1-334-323-9854. The Password is SUSA. A replay of the Company's earnings conference call will also be made available beginning on Thursday, November 1, 2001 at approximately 3:00 p.m. Eastern and will be available through November 10, 2001. To listen to the replay, dial 1-334-260-0890. At the Access code prompt enter 40151, and at the Passcode prompt enter 37677. A live on-demand webcast of the Conference Call will also be available on Storage USA's website at www.sus.com. An on-line playback of the webcast will be available on our website until the next earnings conference call. More information, including quarterly and annual financial data and a property database, may be obtained through the Company's website at www.sus.com.


                                     - END -

                                   EXHIBIT A*

                                STORAGE USA, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      (in thousands, except per share data)
                                   (unaudited)

                                                                    THREE MONTHS                       NINE MONTHS
                                                                 ENDED SEPTEMBER 30,                ENDED SEPTEMBER 30,
                                                                   2001             2000             2001             2000
                                                              ---------        ---------        ---------        ---------
OPERATING REVENUES:
Rental and Other Property Income                              $  73,218        $  68,050        $ 211,293        $ 191,284
Service and Other Income                                          2,791            1,959            7,456            5,261
                                                              ---------        ---------        ---------        ---------

  Total Operating Revenues                                       76,009           70,009          218,749          196,545
                                                              ---------        ---------        ---------        ---------

OPERATING EXPENSES:
Cost of Property Operations & Maintenance                        18,416           16,780           54,320           47,953
Taxes                                                             6,175            5,950           17,251           16,587
Cost of providing services                                        1,790            1,020            5,403            3,284
General & Administrative                                          4,668            4,091           13,949           10,003
Depreciation & Amortization                                      10,472           10,113           30,798           29,403
                                                              ---------        ---------        ---------        ---------

   Total Operating Expenses                                      41,521           37,954          121,721          107,230
                                                              ---------        ---------        ---------        ---------

INCOME FROM OPERATIONS                                           34,488           32,055           97,028           89,315

OTHER INCOME (EXPENSES):
  Interest Expense, Net *                                       (12,397)         (11,593)         (37,106)         (33,230)
                                                              ---------        ---------        ---------        ---------

INCOME BEFORE MINORITY INTEREST                                  22,091           20,462           59,922           56,085
  AND GAIN ON SALE/EXCHANGE

GAIN/(LOSS) ON SALE/EXCHANGE OF STORAGE FACILITIES                   --              (15)              --              873
                                                              ---------        ---------        ---------        ---------

INCOME BEFORE MINORITY INTEREST                                  22,091           20,447           59,922           56,958

MINORITY INTEREST                                                (3,553)          (3,559)         (10,247)         (10,307)
                                                              ---------        ---------        ---------        ---------

NET INCOME                                                    $  18,538        $  16,888        $  49,675        $  46,651
                                                              ---------        ---------        ---------        ---------

BASIC NET INCOME PER SHARE                                    $    0.68        $    0.62        $    1.82        $    1.70
                                                              ---------        ---------        ---------        ---------

DILUTED NET INCOME PER SHARE                                  $    0.67        $    0.62        $    1.80        $    1.69
                                                              ---------        ---------        ---------        ---------

BASIC WEIGHTED AVERAGE COMMON SHARES OUTSTANDING                 27,425           27,107           27,268           27,493
                                                              ---------        ---------        ---------        ---------

DILUTED WEIGHTED AVERAGE COMMON SHARES OUTSTANDING               27,870           27,159           27,606           27,545
                                                              ---------        ---------        ---------        ---------

-----------------------------------------------------------------------        --------------------------        ---------

Interest Expense                                              $ (14,564)       $ (15,561)       $ (44,926)       $ (43,276)
Interest Income                                                   2,167            3,968            7,820           10,046
                                                              ---------        ---------        ---------        ---------
*Interest Expense, Net                                        $ (12,397)       $ (11,593)       $ (37,106)       $ (33,230)

(*) This exhibit includes a reclass from the October 31, 2001 press release. $700 thousand was moved from "Service and Other Income" to "Rental and Other Property Income" for the three months ended September 30, 2001.

                                    EXHIBIT B

                                STORAGE USA, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                             (amounts in thousands)
                                   (unaudited)

                                                                    AS OF                 AS OF
                                                       SEPTEMBER 30, 2001     DECEMBER 31, 2000
                                                       ------------------     -----------------
ASSETS

Investments in Storage Facilities, at cost:
   Land                                                    $   435,459             $   430,332
   Buildings & Equipment                                     1,328,467               1,280,393
                                                           -----------             -----------
                                                             1,763,926               1,710,725

Accumulated Depreciation                                      (162,796)               (132,527)
                                                           -----------             -----------
                                                             1,601,130               1,578,198

Cash & cash equivalents                                          3,967                   5,045
Advances and investments in real estate                        126,233                 136,125
Other assets                                                    38,959                  47,402
                                                           -----------             -----------

   TOTAL ASSETS                                            $ 1,770,289             $ 1,766,770
                                                           ===========             ===========

LIABILITIES & SHAREHOLDERS' EQUITY

Notes Payable                                              $   600,000             $   600,000
Line of Credit Borrowings                                      174,891                 168,333
Mortgage Notes Payable                                          64,980                  66,845
Other Borrowings                                                30,817                  38,804
Other Liabilities                                              102,795                  93,099
                                                           -----------             -----------

   TOTAL LIABILITIES                                           973,483                 967,081
                                                           -----------             -----------

MINORITY INTERESTS:
Preferred Units                                                 65,000                  65,000
Common Units                                                    74,107                  82,542
                                                           -----------             -----------

   TOTAL MINORITY INTERESTS                                    139,107                 147,542
                                                           -----------             -----------

Total Shareholders' Equity                                     657,699                 652,147
                                                           -----------             -----------

   TOTAL LIABILITIES & SHAREHOLDERS' EQUITY                $ 1,770,289             $ 1,766,770
                                                           ===========             ===========

                                    EXHIBIT C

                                STORAGE USA, INC.
                              FUNDS FROM OPERATIONS
                      (in thousands, except per share data)
                                   (unaudited)

                                                                      THREE MONTHS                          NINE MONTHS
                                                                   ENDED SEPTEMBER 30,                   ENDED SEPTEMBER 30,
                                                                  2001               2000               2001               2000
                                                              --------           --------           --------           --------
FUNDS FROM OPERATIONS ATTRIBUTABLE
TO COMPANY SHAREHOLDERS:

Net Income                                                    $ 18,538           $ 16,888           $ 49,675           $ 46,651

Loss/(Gain) on Sale of Assets*                                      --                 15                 --               (578)

Depreciation & Amortization                                     10,472             10,113             30,798             29,403

Depreciation from Unconsolidated Entities                          519                350              1,308                686

Less Depreciation of Non-Revenue Producing Property               (692)            (1,060)          $ (2,702)          $ (2,972)
                                                              --------           --------           --------           --------

                                                              $ 28,837           $ 26,306           $ 79,079           $ 73,190

Minority Interest Share of Loss on Sale                             --                 (2)                --                 65

Minority Interest Share of Depreciation &
  Amortization from Unconsolidated Entities                        (53)               (39)              (138)               (76)

Minority Interest Share of Depreciation &
  Amortization                                                    (994)            (1,018)            (2,961)            (2,962)
                                                              --------           --------           --------           --------

FFO Available to Company Shareholders                         $ 27,790           $ 25,247           $ 75,980           $ 70,217
                                                              ========           ========           ========           ========

Basic FFO per Share, as Reported                              $   1.01           $   0.93           $   2.79           $   2.55

Diluted FFO per Share, as Reported                            $   1.00           $   0.93           $   2.75           $   2.55


Add Back Negative Impact of
Development Activities                                        $   0.04           $   0.03           $   0.11           $   0.10
                                                              --------           --------           --------           --------

Diluted FFO After Adding Back
Development Dilution                                          $   1.04           $   0.96           $   2.86           $   2.65
                                                              --------           --------           --------           --------

(*) Excludes $295 gain on sale of undepreciated land in the first quarter of 2000.

In calculating FFO per share, Storage USA adds back only depreciation and amortization of revenue-producing property. As such, Storage USA's FFO and FFO per share may not be comparable to other REITs which may add back total depreciation and amortization.

The Company, in accordance with Financial Accounting Standard No. 128, "Earnings Per Share", is required to report basic and diluted earnings per share. The Company has chosen to present its FFO per share on the same basis as its earnings per share. The diluted FFO per share reflects the impact of its employee stock options.

                                                                       EXHIBIT D

                                STORAGE USA, INC.
                      FINANCIAL AND OPERATIONAL HIGHLIGHTS
                   (IN THOUSANDS EXCEPT PER SQUARE FOOT DATA)

                                            THREE MONTHS                                   NINE MONTHS
                                          ENDED SEPTEMBER 30,                           ENDED SEPTEMBER 30,
                                      -----------------------                        ------------------------
SAME-STORE RESULTS                      2001            2000        % CHANGE         2001              2000         % CHANGE
                                      -------         -------       --------        --------         --------  -------------------
NUMBER OF PROPERTIES                      372             372                                             356           356

  Revenues :                          $66,829         $63,246           5.7%        $185,838         $173,534           7.1%

  Expenses:
     Repairs & Maintenance            $ 1,505         $ 1,155          30.3%        $  4,117         $  3,499          17.7%
     Utilities & Trash                  1,907           1,708          11.7%           5,233            4,567          14.6%
     Insurance                            639             439          45.6%           1,466            1,034          41.8%
     Taxes                              5,427           5,124           5.9%          14,630           14,025           4.3%
     All Other                         10,175           9,889           2.9%          28,598           27,284           4.8%
                                      -------         -------         -----         --------         --------         -----
  Total Expenses                       19,653          18,315           7.3%          54,044           50,409           7.2%
                                      -------         -------         -----         --------         --------         -----

  NET OPERATING INCOME                $47,176         $44,931           5.0%        $131,794         $123,125           7.0%

-----------------------------------------------------------------------------------------------------------------------------

Physical Occupancy                         86%             86%                            85%              85%

Scheduled Rent per Square Foot        $ 12.71         $ 12.09           5.1%        $  12.65         $  12.00           5.4%

Realized Rent per Square Foot         $ 11.84         $ 11.13           6.4%        $  11.67         $  10.88           7.3%


TEN LARGEST SAME-STORE MARKETS (FOR THE QUARTER ENDED SEPTEMBER 30, 2001)


                                                                                ------------------------------------------
                                                                                  QUARTER ENDED SEPTEMBER 30, 2001 VS.
                                                                                     QUARTER ENDED SEPTEMBER 30, 2000
                                                                                ------------------------------------------
                                                                     %               %               %               %
                                                 NUMBER          OF TOTAL         CHANGE IN      CHANGE IN      CHANGE IN
                                                    OF          SAME-STORE        NET RENTAL     REALIZED       OCCUPIED
           MARKET                               FACILITIES          NOI             INCOME*         RPSF          SQ. FT.
--------------------------------------------------------------------------------------------------------------------------
LOS ANGELES-RIVERSIDE-ORANGE COUNTY, CA              47            17.3%             7.2%            8.9%          -1.6%
NEW YORK-NORTHERN NEW JERSEY-LONG ISLAND             31            16.9%             6.5%            8.4%          -1.8%
WASHINGTON-BALTIMORE, DC-MD-VA-WV                    24            10.3%             8.0%            9.1%          -1.0%
MIAMI-FORT LAUDERDALE, FL                            15             5.9%             6.9%            6.3%           0.5%
DALLAS-FORT WORTH, TX                                13             3.2%             6.0%            5.3%           0.7%
PHILADELPHIA-WILMINGTON-ATLANTIC CITY, PA-NJ         13             3.2%             6.2%            6.9%          -0.7%
SAN FRANCISCO-OAKLAND-SAN JOSE, CA                    9             2.9%            -0.8%            6.0%          -6.4%
DETROIT, ANN ARBOR-FLINT, MI                         11             2.8%             2.0%            8.2%          -5.7%
PHOENIX-MESA, AZ                                     15             2.6%             0.3%            2.4%          -2.1%
MEMPHIS, TN-AR-MS                                    22             2.6%             4.3%            5.1%          -0.7%

*Net Rental Income is defined as rental income net of discounts.

                            EXHIBIT D - CONTINUED - 1

                                STORAGE USA, INC.
                      FINANCIAL AND OPERATIONAL HIGHLIGHTS
                                 (IN THOUSANDS)


                                                 THREE MONTHS                  NINE MONTHS
                                              ENDED SEPTEMBER 30,          ENDED SEPTEMBER 30,
                                             2001          2000           2001           2000
                                            ------        -------        -------        -------
CAPITAL DEPLOYMENT

     Operating Property Acquisitions        $    0        $ 8,634        $ 4,608        $11,734
     Land Acquisitions                       1,355             --          1,355          4,374
     Development and Expansions              6,845          6,659         22,151         25,168
     Franchise Loans                           269            949            968          8,697
Capital and Debt Contributions:
     GECC Development Venture                  193             --            796          6,526
     GECC Acquisition Venture                  481             --          4,365          7,124
                                            ------        -------        -------        -------
TOTAL                                       $9,143        $16,242        $34,243        $63,623
                                            ======        =======        =======        =======

-----------------------------------------------------------------------------------------------------------------------------------

ON-BALANCE SHEET
DEVELOPMENT & EXPANSION EXPECTED
TO BE PLACED IN SERVICE BY QUARTER

                                             2001          2002           2002           2002
                                              Q4            Q1             Q2             Q3        THEREAFTER
                                            -------       -------        -------        -------     ----------
Development                                      --       $21,173            --         $ 4,352            --
Expansion                                   $21,416       $ 2,039        $ 2,919             --        $3,176
                                            -------       -------        -------        -------        ------

TOTAL                                       $21,416       $23,212        $ 2,919        $ 4,352        $3,176
                                            =======       =======        =======        =======        ======



CONSTRUCTION IN PROGRESS                     AS OF         AS OF         AS OF
                                           9/30/2001     12/31/2000    9/30/2000
                                           ---------     -----------   ---------
                                            $39,667       $44,872        $40,667


-----------------------------------------------------------------------------------------------------------------------------------


FIVE YEAR DEBT MATURITY SCHEDULE

                                             2001          2002           2003           2004           2005
                                            -------       -------        -------        -------        ------
Unsecured Notes Payable                          --            --       $100,000             --            --
Lease Obligations                                --            --       $ 23,897             --            --
Mortgages Payable (Principal Pmts)              413         1,607          1,769         23,463         6,160



DEBT SERVICE
-----------------------------------------------------------------       ------------------------
                                               THREE MONTHS                  NINE MONTHS
                                             ENDED SEPTEMBER 30,          ENDED SEPTEMBER 30,
                                             2001           2000         2001            2000
                                           --------       -------       -------         -------
Interest Expense                            $14,564       $15,561       $44,926         $43,276
Plus:
  Capitalized Interest                          875         1,339         2,976           3,922
  Principal Payments                            359           322         1,048           1,153
                                            -------       -------       -------         -------
DEBT SERVICE                                $15,798       $17,222       $48,950         $48,351

                            EXHIBIT D - CONTINUED - 2

                                STORAGE USA, INC.
                      FINANCIAL AND OPERATIONAL HIGHLIGHTS
                                 (IN THOUSANDS)


GECC VENTURE INVESTMENT
----------------------------------------------------------------------------------      ----------------------------------------

                                         Placed In Service       Weighted Average        Placed In Service     Weighted Average
                                         -----------------------------------------      ----------------------------------------
                                         THREE MONTHS ENDED     THREE MONTHS ENDED      NINE MONTHS ENDED     NINE MONTHS ENDED
                                         SEPTEMBER 30, 2001     SEPTEMBER 30, 2001      SEPTEMBER 30, 2001    SEPTEMBER 30, 2001
                                         -----------------------------------------      ----------------------------------------
GECC Acquisitions Venture
    Acquisitions                             $     0                $     0                $23,300               $19,488
    Number of Properties                          --                                             7

GECC Development Venture
    Placed in Service                        $11,918                $10,085                $11,918               $ 3,374
    Number of Properties                           2                                             2


SELECTED GECC JOINT VENTURE FINANCIAL INFORMATION


                                              THREE MONTHS ENDED SEPTEMBER 30, 2001       MONTHS ENDED SEPTEMBER 30, 2001
                                             Acquisition   Development    Total GECC    Acquisition  Development   Total GECC
                                               Venture       Venture       Ventures       Venture      Venture       Ventures
                                             -----------   -----------    ----------    -----------  -----------   ----------
INCOME STATEMENT:
  Property Revenues                            $ 2,990      $    681       $   3,671       $8,071      $ 1,554       $ 9,625
  Property Expenses                              1,174           590           1,764        3,855        1,572         5,427
  Net Operating Income                           1,816            91           1,907        4,216          (18)        4,198
  Net Income                                       397          (443)            (46)         784       (1,620)         (836)
BALANCE SHEET: (AS OF SEPTEMBER 30, 2001)
  Number of Operational Properties                  13             8              21
  Total Assets                                 $77,849      $ 48,822       $ 126,671
  Total Third Party Debt                        29,462        23,468          52,930


                                              THREE MONTHS ENDED SEPTEMBER 30, 2000       MONTHS ENDED SEPTEMBER 30, 2000
                                             Acquisition   Development    Total GECC    Acquisition  Development   Total GECC
                                               Venture       Venture       Ventures       Venture      Venture       Ventures
                                             -----------   -----------    ----------    -----------  -----------   ----------
INCOME STATEMENT:
  Property Revenues                            $ 1,026      $    128       $  1,154       $1,361      $ 161       $1,522
  Property Expenses                                385           172            557          452        247          699
  Net Operating Income                             641           (44)           597          909        (86)         823
  Net Income                                       223          (237)           (14)         369       (320)          49
BALANCE SHEET: (AS OF SEPTEMBER 30, 2000)
  Number of Operational Properties                   5             4              9
  Total Assets                                 $36,942      $ 37,720       $ 74,662
  Total Third Party Debt                         5,525        14,624         20,149


SELECTED FIDELITY JOINT VENTURE FINANCIAL INFORMATION


                                            THREE MONTHS                           NINE MONTHS
                                         ENDED SEPTEMBER 30,                    ENDED SEPTEMBER 30,
                                       2001               2000                2001                2000
                                    ----------------------------            --------------------------
INCOME STATEMENT:
  Property Revenues                 $  6,256            $  6,044            $18,316            $17,157
  Property Expenses                    2,043               1,938              6,227              5,613
  Net Operating Income                 4,213               4,106             12,089             11,544
  Net Income                           1,684               1,607              4,482              4,157
BALANCE SHEET:
  Total Assets                      $146,454            $149,337
  Total Third Party Debt              90,592              91,994

                                    EXHIBIT E

                                STORAGE USA, INC.
                           SHARE AND UNIT INFORMATION


COMMON SHARES AND OP
UNITS AS OF SEPTEMBER 30
(IN THOUSANDS)                           2001                 2000
                                        ------               ------
Common Shares Outstanding               27,489               27,018

Operating Partnership
  Units Outstanding                      3,097                3,422
                                        ------               ------

Total Shares and Units
  Outstanding                           30,586               30,440
                                        ======               ======


WEIGHTED AVERAGE COMMON
SHARES AND OP UNITS

                                                       THREE MONTHS                                NINE MONTHS
                                                    ENDED SEPTEMBER 30,                         ENDED SEPTEMBER 30,
                                               -----------------------------               --------------------- -------
(in thousands)                                  2001                   2000                  2001                 2000
                                               -------               -------               -------               -------
Basic Weighted Average
  Common Shares Outstanding                     27,425                27,107                27,268                27,493

Dilutive Effect of Stock Options                   445                    52                   338                    52
                                               -------               -------               -------               -------

Diluted Weighted Average
  Common Shares Outstanding                     27,870                27,159                27,606                27,545
                                               -------               -------               -------               -------

Total Weighted Average
  Units Outstanding                              3,101                 3,430                 3,188                 3,475
                                               -------               -------               -------               -------

Minority Interests Associated
     with Units Outstanding                    $ 2,091               $ 2,096               $ 5,807               $ 5,921
                                               -------               -------               -------               -------

                                   EXHIBIT F*

PROPERTY SQUARE FOOTAGE
AS OF SEPTEMBER 30, 2001


                                                     Sq Footage             Physical
                                  # of Props       (in thousands)          Occupancy
------------------------------------------------------------------------------------
Owned:
     Mature                          359               24,119                  85.4%
     Dev & Lease-up                   55                4,090                  68.4%
                                 -------             --------               -------
                                     414               28,209                  83.0%

Managed/Franchised                    90                5,977
Joint Venture                         53                3,506
                                 -------             --------
Total                                557               37,692


---------------------------------------------------------------------------------------------------------------------------------

OPERATING REVENUE DETAIL
(IN THOUSANDS)

                                                         THREE MONTHS                                  NINE MONTHS
                                                       ENDED SEPTEMBER 30,                          ENDED SEPTEMBER 30,
                                                  2001                  2000                   2001                   2000
                                                -------               --------               --------               --------
RENTAL AND OTHER PROPERTY INCOME:

Rental                                          $71,896               $ 66,926                207,764                188,177
Other Property Income                             1,322                  1,124                  3,529                  3,107
                                                -------               --------               --------               --------
                                                $73,218               $ 68,050               $211,293               $191,284
                                                =======               ========               ========               ========
SERVICE AND OTHER INCOME:

Management Fees                                 $ 1,026               $    772               $  2,864               $  2,071
Franchise Services Income                         1,352                     --                  3,057                     --
Acquisition, Development and
  General Contracting Fees                           44                    114                    503                  1,688
Income from Equity Investments
  and Other                                         369                  1,073                  1,032                  1,502

                                                -------               --------               --------               --------
                                                $ 2,791               $  1,959               $  7,456               $  5,261
                                                =======               ========               ========               ========


* The Operating Revenue Detail section of this exhibit includes a reclass from the October 31, 2001 press release. $700 thousand was moved from "Income from Equity Investments and Other" to "Other Property Income" for the three months ended September 30, 2001

                                   EXHIBIT G*

                                STORAGE USA, INC.
                           OPERATING PROPERTY SUMMARY


THREE MONTHS ENDED
SEPTEMBER 30, 2001
(in thousands)

RENTAL INCOME:
                                                             Mature                    $ 63,307          88%
                                                             Non-Mature                   8,589          12%
                                                                                       --------
                                                                                         71,896
PROPERTY OTHER INCOME:
                                                             Mature                       1,137          86%
                                                             Non-Mature                     185          14%
                                                                                       --------
                                                                                          1,322
OPERATING EXPENSES EXCLUDING TAXES:
                                                             Mature                     (15,716)         85%
                                                             Non-Mature                  (2,700)         15%
                                                                                       --------
                                                                                        (18,416)
TAXES:
                                                             Mature                      (5,325)         86%
                                                             Non-Mature                    (850)         14%
                                                                                       --------
                                                                                         (6,175)
NET OPERATING INCOME:
                                                             Mature                      42,795          89%
                                                             Non-Mature                   5,132          11%
                                                                                       --------
                                                                                       $ 47,927

AS OF SEPTEMBER 30, 2001
(in thousands)                                                                    TOTAL
                                                                              UNDEPRECIATED
RECONCILIATION TO BALANCE SHEET:                              # OF PROPS           COSTS
                                                             -----------    -----------------
Mature properties                                                 359            $ 1,421,185
Recent Acquisitions and props acquired in lease-up                 13                 58,228
Recent expansions                                                  23                106,132
Developments in lease-up                                           19                111,586
Corporate PP&E                                                                        25,483
CIP and capitalized interest                                                          41,312
                                                             -----------    -----------------
                                                                  414            $ 1,763,926
                                                             ===========    =================

* This exhibit has been updated from the October 31, 2001 press release to reflect the reclass discussed in both Exhibit A and Exhibit G. Accordingly, "Property Other Income" from above has been increased $700 thousand